Exhibit 1

Change in Chief Executive Officer and President

WHEREAS, Mike Mclaren, the current Chief Executive Officer and President of the Company has tendered his resignation to the Board as Chief Executive Officer and President, which resignation will be effective upon the acceptance of such resignation by the Board (the "**Resignation Effective Date**") and which resignation is attached as Exhibit A hereto (the "**Resignation**").

NOW THEREFORE BE IT RESOLVED, that the Resignation is hereby accepted by the Board on the Effective Date and the Resignation Effective Date is hereby confirmed as, the Effective Date.

WHEREAS, the Board has reviewed the background and experience of Caren Currier, and believes that it is in the best interests of the Company and its shareholders to appoint Ms. Currier as Chief Executive Officer and President of the Company, effective as of the Resignation Effective Date.

NOW THEREFORE BE IT RESOLVED, that Ms. Currier is hereby appointed as Chief Executive Officer and President of the Company, until her death, resignation, retirement, removal or disqualification, or until her successor shall have been elected and qualified, with such appointment to be effective on the Resignation Effective Date; and it is further

RESOLVED, that in connection with Ms. Currier's appointment as Chief Executive Officer and President, she shall also serve as principal executive officer and principal financial/accounting officer of the Company.

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

Chief Financial Officer Resignation

WHEREAS, James Pendergast, the current Chief Financial Officer of the Company has tendered his resignation to the Board as Chief Financial Officer, which resignation will be effective upon the acceptance of such resignation by the Board (the "**CFO Resignation Effective Date**") and which resignation is attached as Exhibit B hereto (the "**CFO Resignation**").

NOW THEREFORE BE IT RESOLVED, that the CFO Resignation is hereby accepted by the Board on the Effective Date and the CFO Resignation Effective Date is hereby confirmed as, the Effective Date.

Change in Directors

WHEREAS, Mike Mclaren, Jacob Cohen and Gary Giles, current members of the Board, have tendered their resignation to the Board, which resignations are attached as Exhibits A, C and D hereto, respectively, each of which will be effective upon the acceptance of such resignation by the Board (collectively, the "**Director Resignations**").

NOW THEREFORE BE IT RESOLVED, that the Director Resignations are hereby accepted by the Board on the Effective Date and effective as of the Effective Date.

WHEREAS, as a result of the Director Resignations, there will be five openings on the Board of Directors, and the current Board believe that it is in the best interests of the Company to fill the one vacancy by appointing Caren Currier as Board a member (the "**Nominee**");

WHEREAS, the Board has reviewed the background and experience of the Nominee and believes that the Nominee would be a valuable addition to the Board;

RESOLVED, that the Nominee are hereby appointed as member of the Board to fill such vacancies on the Board, effective as of the Effective Date; and it is further

RESOLVED, that the Nominee shall hold office until his or her death, resignation, retirement, removal, or disqualification, or until his or her successor shall have been elected and qualified; and it is further

Effective Date

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

EXHIBIT A

American International Holdings Corp.

To the Board of Directors of American International Holdings Corp.:

I, Mike Mclaren, hereby resign as Chief Executive Officer, President and Director of American International Holdings Corp., a Nevada corporation, (the "**Company**"), effective as of the date this resignation is accepted by the Board of Directors of the Company. My resignation is not the result of any dispute related to accounting policies or internal controls or any other disagreement with the Company.

Dated: December 31, 2023

Very truly yours,

____

Mike Mclaren

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

DIRECTORS:

______________________ 1/30/2023

MIKE MCLAREN — DATE OF SIGNATURE*
Director

______________________ ______________________

JACOB D. COHEN — DATE OF SIGNATURE*
Director

______________________ 1/30/2023

GARY GILES — DATE OF SIGNATURE*
Director

Must be completed to be effective.

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

EXHIBIT B

American International Holdings Corp.

To the Board of Directors of American International Holdings Corp.:

I, James Pendergast, hereby resign as Chief Financial Officer of American International Holdings Corp., a Nevada corporation, (the "**Company**"), effective as of the date this resignation is accepted by the Board of Directors of the Company. My resignation is not the result of any dispute related to accounting policies or internal controls or any other disagreement with the Company.

Dated: December 31, 2023

Very truly yours,

____

James Pendergast

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

EXHIBIT C

American International Holdings Corp.

To the Board of Directors of American International Holdings Corp.:

I, Jacob D. Cohen, hereby resign as Director of American International Holdings Corp., a Nevada corporation, (the "**Company**"), effective as of the date this resignation is accepted by the Board of Directors of the Company. My resignation is not the result of any dispute related to accounting policies or internal controls or any other disagreement with the Company.

Dated: December 31, 2023

Very truly yours,

____

Jacob D. Cohen

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

EXHIBIT D

American International Holdings Corp.

To the Board of Directors of American International Holdings Corp.:

I, Gary Giles, hereby resign as a member of the Board of Directors of American International Holdings Corp., a Nevada corporation (the "**Company**"), effective as of the date this resignation is accepted by the Board of Directors of the Company. My resignation is not the result of any dispute related to accounting policies or internal controls or any other disagreement with the Company.

Dated: December 31, 2023

Very truly yours,

/s/ Gary Giles

Gary Giles

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS AND AUDIT COMMITTEE OF AMERICAN INTERNATIONAL HOLDINGS CORP.

Pursuant to Section 78.315 of the Nevada Revised Statutes (“NRS”), which authorizes the taking of the action by the unanimous written consent of the Board of Directors (or a committee thereof) of a Nevada corporation, without a meeting, the undersigned, being all of the members of (a) the Board of Directors (the “Directors” of the “Board”) of American International Holdings Corp., a Nevada corporation (the “Company”); and (b) the Audit Committee of the Board, hereby acknowledge the following statements, give their unanimous written consent, adopt the following resolutions and take the following actions pursuant to this Consent to Action Without Meeting (the “Consent”):

American International and Marble Trital, Inc. Share Exchange

WHEREAS, the Board believes it to be in the best interest of the Company to enter into an Exchange Agreement with Marble Trital, Inc. (the “Marble Exchange Agreement”); and

WHEREAS, the Marble Exchange Agreement contemplates, among other things, Marble Trital Inc., a New York corporation (“Marble”) exchanging its 1,000,000 outstanding shares of Series A Preferred Stock for all of the issued and outstanding capital stock held by the Company in Cycle Energy Corp, a Texas corporation (“Cycle Energy”)(representing 100% of Cycle Energy)(the “Cycle Energy Interests (collectively, the “Marble Exchange Agreement Terms”);

WHEREAS, the Directors have reviewed the Marble Exchange Agreement and Marble Exchange Agreement Terms and have determined that it is advisable and in the best interests of the Company and its stockholders to approve the Marble Exchange Agreement and the terms and conditions thereof, including, but not limited to the Marble Exchange Agreement Terms; and

WHEREAS, the Directors believe that it is in the best interests of the Company to confirm, ratify and approve all officer’s certificate, closing certificates and all other certificates, documents or agreements executed in connection with the Marble Exchange Agreement (collectively, the “Closing Documents”).

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

NOW THEREFORE BE IT RESOLVED, that after robust discussion among the Board, and after review of the Marble Exchange Agreement, and after taking into account all relevant facts, circumstances, contingencies, including (1) the interests of the corporation’s employees, suppliers, creditors or customers; (2) the economy of the State or Nation; (3) the interests of the community or of society; (4) the long-term and short- term interests of the Company, including the possibility that these interests may be best served by the continued independence of the corporation; and (5) the long-term and short- term interests of the Company’s stockholders, including the possibility that these interests may be best served by the continued independence of the corporation, as well as certain other facts, circumstances and contingencies, and following an inclusive process undertaken by the officers to ensure that the transactions contemplated by the Marble Exchange Agreement would provide the highest value for the Company (and its stockholders) is obtained, maximizing the value of the Company, and further after each of the Directors has informed themselves of all material information reasonably available, to decide which alternative is most likely to offer the best value reasonably available to the stockholders, the Directors resolve as set forth below:

RESOLVED, that the Directors have reviewed the Marble Exchange Agreement and believe that such documents and agreements, the terms and conditions thereof and the transactions contemplated thereby, including, but not limited to the Marble Exchange Agreement Terms, are fair, reasonable and in the best interests of the Company; and it is further

RESOLVED, that the Board approves, confirms and ratifies the Marble Exchange Agreement, the Marble Exchange Agreement Terms and the terms and conditions thereof and the transactions contemplated thereby; and it is further

RESOLVED, that the Board deems it to be in the best interests of the Company for the Company to consummate (a) the Marble Exchange Agreement and transactions contemplated therein (collectively, the “Transaction Documents”); and it is further

RESOLVED, that the closing of the transactions contemplated by the Marble Exchange Agreement shall be subject to the conditions of closing set forth in the Marble Exchange Agreement; and it is further

RESOLVED, that the form, terms and conditions of the Marble Exchange Agreement and all other transactions and agreements contemplated thereby, be, and the same hereby are, approved, ratified and adopted in all respects, together with such changes, amendments or modifications as the officer or officers executing the same may, in their sole discretion, deem necessary, appropriate or advisable, and the officers of the Company be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Company, to negotiate, execute and deliver the Marble Exchange Agreement and amendments, restatements and modifications thereto, and to execute, deliver and file such other agreements, documents, certificates and instruments which are required to be executed, delivered or filed pursuant to the Marble Exchange Agreement or that such officers deem necessary, appropriate or advisable to execute, deliver and file, in order to carry out the terms of the Marble Exchange Agreement and amendments, restatements and modifications thereto, and the other transactions as contemplated thereby; and it is further

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

RESOLVED, that the Marble Exchange Agreement Terms are hereby approved, confirmed and ratified as fair to the Company and its stockholders; and it is further

RESOLVED, that the officers of the Company, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to take all action and to execute and deliver all documents and certificates as such officers deem necessary, appropriate or advisable in order to implement the foregoing; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered, for and on behalf of the Company, to execute all documents and take such further action, as they may deem necessary, appropriate or advisable to effect the Marble Exchange Agreement; and it is further

Securities Law Matters

RESOLVED, that the Preferred Shares (the “Company Securities”), shall be issued in accordance with the terms of the exemption from registration under the Securities Act of 1933, as amended (the “Act”), provided for in Section 4(a)(2), and/or Rule 506(b) of Regulation D promulgated thereunder, and the exemption from registration or qualification under applicable state securities laws, and that each officer of the Company is hereby authorized and directed to take all steps necessary or desirable to qualify under an applicable exemption, including the execution and filing of any Form D with the SEC, and to execute and file with the appropriate federal or state government offices for and on behalf of the Company, any other forms or notices as required pursuant to federal and state securities laws; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to take all action and to execute and deliver all documents and certificates as such officers deem necessary, appropriate or advisable in order to implement the foregoing issuances and to qualify for the aforementioned exemptions from registration under the Act and applicable state securities laws; and it is further

RESOLVED, that, if applicable, the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and file irrevocable written consents and/or powers of attorney in all such states or territories of the United States wherein such consents to service of process are necessary, appropriate or advisable under the securities laws thereof or in connection with the registration, qualification, or exemption therefrom of the aforesaid securities, and to appoint the appropriate person or persons as agent or agents of the Company for the purpose of receiving and accepting process; and it is further

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

RESOLVED, that the one million (1,000,000) shares of Series A Preferred Stock of the Company held by Marble Trital shall be cancelled by the Company upon return to the Company by Marble Trital pursuant to the terms of the Marble Exchange Agreement; and it is further

RESOLVED, that the Preferred Shares hereby are, approved, authorized and adopted in all respects, which approval also constitutes approval of such transactions under Section 78.438 of the NRS; and it is further

Effective Date

RESOLVED, that this Consent shall become effective, and each of the resolutions above shall be deemed effective, adopted, ratified and approved, only when this Consent is signed by all members of the Board of the Company and all members of the Audit Committee below (subject to the provisions hereof relating to electronic signatures below). The effective date and time of this Consent and the resolutions above shall be deemed to be the date and time that this Consent is signed by the last member of the Board and Audit Committee (the “Effective Date”), provided that the Effective Date occurs prior to December 31, 2023 at 11:59:59 P.M. Dallas, Texas time (the “Deadline”). In the event this Consent is not signed by all members of the Board and Audit Committee, prior to the Deadline, this Consent and the resolutions set forth herein shall be deemed not approved or authorized and this Consent shall be of no force or effect; and it is further

RESOLVED, that the Effective Date is hereby approved, confirmed and ratified by the Directors and Audit Committee, for all purposes; and it is further

Closing Resolutions

RESOLVED, that any of the appropriate officers of the Company be, and each of them hereby is, authorized (i) to prepare, execute, deliver and perform, as the case may be, such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings, (ii) to pay or cause to be paid on behalf of the Company any related costs and expenses and (iii) to take such other actions, in the name and on behalf of the Company, as each such officer, in his discretion, shall deem necessary or advisable to complete and effect the foregoing transactions or to carry out the intent and purposes of the foregoing resolutions and the transactions contemplated thereby, the preparation, execution, delivery and performance of any such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings, the payment of any such costs or expenses and the performance of any such other acts shall be conclusive evidence of the approval of the Board and Audit Committee and all matters relating thereto; and it is further

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

RESOLVED, that each officer of the Company be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Company, any and all documents, and to perform any and all acts necessary to reflect the Directors’ and Audit Committee’s approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that all actions of the officers of the Company taken prior to the adoption of these resolutions in furtherance of the transactions described herein and consistent with the authority set forth herein are hereby confirmed, approved, and ratified in all respects as the act and deed of the Company; and it is further

RESOLVED, that all prior actions of the officers of the Company in carrying out the actions described in the foregoing resolutions on behalf of the Company are hereby approved, adopted, ratified and confirmed in all respects as the acts of the Company; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Company and the Company’s attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, any and all forms, certificates, agreements, documents, instruments or other items as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such forms, certificates, agreements, documents, instruments or other items, as the case may be) and all action heretofore taken by such person in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Company; and it is further

RESOLVED, that this Consent may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Any electronic signature of a signatory to this Consent is intended to authenticate such writing and shall be as valid, and have the same force and effect as a manual signature. Any such electronically signed Consent shall be deemed (1) an “electronic transmission”; (2) to be “written” or “in writing”; (3) to have been signed; and (4) to constitute a record established and maintained in the ordinary course of business, and an original written record when printed from electronic files. For purposes hereof, “electronic signature” includes, but is not limited to (i) a scanned copy (as a “pdf” (portable document format) or other replicating image) of a manual ink signature, (ii) an electronic copy of a traditional signature affixed to this Consent, (iii) a signature incorporated into this Consent utilizing touchscreen capabilities, (iv) a signature incorporated into this Consent as a (x) graphic, (y) image file or (z) manually typed characters, added to such document with the intention of such characters representing the signatory’s execution of such Consent; or (v) a digital signature. A photocopy, facsimile, .pdf, .tif, .gif, .jpeg, or similar electronic copy of this Consent (or any signature hereto) shall be effective as an original for all purposes.

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors and Audit Committee of American International Holdings Corp. do hereby execute this consent on the dates set forth below to be effective as of the Effective Date.

DIRECTORS:

01/30/2023
Mike Mclaren	Date of Signature*
Chairperson of Board of Directors

01/30/2023
JACOB COHEN
Directo	Date of Signature*

01/30/2023
Gary Giles	Date of Signature*
Directo

* Must be completed to be effective.

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated December 31, 2023 and effective as of the Effective Date, defined below (except as provided below), is by and between, American International Holdings Corp., a Nevada corporation (the “Company”) and Marble Trital, Inc., a New York corporation (“Stockholder”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Stockholder currently holds 1,000,000 shares of the Series A Preferred Stock (the “Preferred Shares”), $0.0001 par value per share of the Company;

WHEREAS, the Company is the owner of all of the outstanding capital stock of Cycle Energy Corp., a Texas corporation (“Cycle Energy”), totaling one hundred percent (100%) of the issued and outstanding common stock of Cycle Energy; and

WHEREAS, the Stockholder desires to exchange the Preferred Shares for the Cycle Energy Interests, as discussed and defined below; and

WHEREAS, the Company and Stockholder desire to set forth in writing the terms and conditions of their agreement and understanding concerning exchange of the Preferred Shares for the Subsidiary Consideration.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency and receipt of, the Parties hereto agree as follows:

1. Mutual Representations, Covenants and Warranties of the Parties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

1.1. Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

1.2. The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any agreement, contract or understanding to which such Party or its assets are bound or affected; and

American International Holdings Corp. / Marble Trital, Inc.
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1.3. Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

2. Exchange.

2.1. In exchange for the Preferred Shares, the Company agrees to transfer, assign and pay to the Stockholder all of the outstanding capital stock held by the Company in Cycle Energy (the “Cycle Energy Interests”);

2.2. The Exchange of the Preferred Shares in consideration for the Cycle Energy Interests is referred to herein as the “Exchange”).

2.3. Prior to the Effective Date of this Agreement:

2.3.1. The Stockholder shall return the certificate representing the Preferred Shares to the Company for cancellation, together with a stock power, or if the Preferred Shares is uncertificated, the Stockholder shall provide the Company an Uncertificated Stock Transfer form, and the Stockholder agrees to take such other actions and execute such other documents as may be required by the Company or the Company’s Transfer Agent to perfect the cancellation of the Preferred Shares in connection with the Exchange.

2.4. Within five (5) Business Days of the Effective Date of this Agreement:

2.4.1. The Company shall transfer the Stockholder the Cycle Energy Interests and shall deliver to the Stockholder a certificate evidencing the Cycle Energy Interests in the name of the Stockholder (the “Cycle Energy Certificate”), and the Company agrees to take such other actions and execute such other documents as may be reasonably requested by the Stockholder to perfect the transfer of the Cycle Energy Interests in connection with the Exchange; and

2.5. Effective as of the Effective Date (or at the option of the Stockholder, such date prior to the Effective Date), the Stockholder hereby contributes, transfers, assigns and conveys to the Company all right, title and interest in and to the Preferred Shares, together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto, reserving unto such Stockholder no rights or interests therein whatsoever, to have and to hold the same unto the Company and its heirs, legal representatives, successors and assigns, from and after the date hereof to its own proper use forever.

2.6. Effective as of the Effective Date, the Company hereby grants, assigns, transfers, contributes, and conveys to Stockholder all right, title and interest in and to all of the Cycle Energy Interests, together with any and all rights, privileges, benefits and obligations appertaining thereto and all benefits and advantages to be derived therefrom.

American International Holdings Corp. / Marble Trital, Inc.
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3. Effective Date. The effective date of the Exchange shall be December 31, 2023

4. Representations, Warranties, Confirmations and Acknowledgements of Stockholder and the Company.

4.1. Stockholder hereby represents and warrants to the Company, that:

4.1.1. The Stockholder is the sole record and beneficial owner of the Preferred Shares and has good and marketable title to the Preferred Shares, free and clear of all liens, security interests, claims, charges, equities, pledges, options and encumbrances of any kind. Stockholder has not previously assigned, sold, transferred, encumbered (including, but not limited to, providing anyone an option or other right to purchase such Preferred Shares) the Preferred Shares;

4.1.2. Stockholder is an “accredited investor”, as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”);

4.1.3. Stockholder is familiar with the business and operations of the Company and Cycle Energy;

4.1.4. Stockholder will acquire the Cycle Energy Interests for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws;

4.1.5. Stockholder acknowledges that the Cycle Energy Interests have not been registered under the Securities Act, nor registered or qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification;

4.1.6. Stockholder has such knowledge and experience in financial and business matters that Stockholder is capable of evaluating the merits and risks of the Cycle Energy Interests. Stockholder can bear the economic risk of the Cycle Energy Interests, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Cycle Energy Interests. Stockholder has carefully considered and has, to the extent Stockholder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Cycle Energy Interests for its particular tax and financial situation and it and its advisers, if such advisors were deemed necessary, have determined that the Cycle Energy Interests are a suitable investment for it. Stockholder confirms that it has not been offered the Cycle Energy Interests by any form of general solicitation or advertising;

American International Holdings Corp. / Marble Trital, Inc.
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4.1.7. Stockholder understands and acknowledges that each certificate or instrument representing the Cycle Energy Interests will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act, or unless an exemption from registration exists in connection therewith:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

4.2. The Company hereby represents and warrants to the Stockholder, that:

4.2.1. The Company is the sole record and beneficial owner of the Cycle Energy Interests and is free and clear of all liens, security interests, claims, charges, equities, pledges, options and encumbrances of any kind. Stockholder has not previously assigned, sold, transferred, encumbered (including, but not limited to, providing anyone an option or other right to purchase such Cycle Energy Interests).

5. Further Assurances. The Company and Stockholder agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, representations, confirmations or other documents as may be reasonably requested and necessary or appropriate to allow for the transactions contemplated herein, including, but no limited to the Exchange.

6. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

7. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable laws of the United States of America.

American International Holdings Corp. / Marble Trital, Inc.
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8. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs and expenses.

9. Savings Clause. If any provision of this Agreement is prohibited by law or held to be unenforceable, the remaining provisions hereof shall not be affected, and this Agreement shall continue in full force and effect as if such unenforceable provision had never constituted a part hereof, and the unenforceable provision shall be automatically amended so as best to accomplish the objectives of such unenforceable provision within the limits of applicable law.

10. Review and Construction of Documents. Stockholder represents to the Company and the Company represents to Stockholder, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

11. Specific Performance. Without limiting or waiving in any respect any rights or remedies of any Party under this Agreement now or hereinafter existing at law or in equity or by statute, each of the Parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

12. Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

American International Holdings Corp. / Marble Trital, Inc.
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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date above to be effective as of the Effective Date (except as otherwise discussed above).

“Company” _____________

American International Holdings Corp.

By:

Its:	Incoming President

Printed Name:	Caren Currier

“Stockholder”

Marble Trital, Inc.

By:	Its:	President

Printed Name:	Michael McLaren

American International Holdings Corp. / Marble Trital, Inc.
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